Exhibit (4)(a)
                                                            Conformed Copy



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                          LA-Z-BOY CHAIR COMPANY


                                    and


                            MR. RODNEY ENGLAND

                                        as Designated Representative





                                 INDENTURE

                        Dated as of April 24, 1995








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
                             TABLE OF CONTENTS

                                                                      Page

                                ARTICLE ONE
                    DEFINITIONS AND OTHER PROVISIONS OF
                            GENERAL APPLICATION

      SECTION 101.     Definitions. . . . . . . . . . . . . . . . . . .  1
      SECTION 102.     Compliance Certificates. . . . . . . . . . . . .  6
      SECTION 103.     Form of Documents Delivered to
                         Designated Representative. . . . . . . . . . .  6
      SECTION 104.     Acts of Holders of the Notes . . . . . . . . . .  7
      SECTION 105.     Notices to Designated Representative
                         and Company. . . . . . . . . . . . . . . . . .  8
      SECTION 106.     Notices to Holders; Waiver . . . . . . . . . . .  8
      SECTION 107.     Effect of Headings and Table of
                         Contents . . . . . . . . . . . . . . . . . . .  9
      SECTION 108.     Successors and Assigns . . . . . . . . . . . . .  9
      SECTION 109.     Separability Clause. . . . . . . . . . . . . . .  9
      SECTION 110.     Benefits of Indenture. . . . . . . . . . . . . .  9
      SECTION 111.     Governing Law. . . . . . . . . . . . . . . . . .  9
      SECTION 112.     Counterparts . . . . . . . . . . . . . . . . . .  9


                                ARTICLE TWO
                              FORMS OF NOTES

      SECTION 201.     Forms Generally. . . . . . . . . . . . . . . . . 10
      SECTION 202.     Form of Notes. . . . . . . . . . . . . . . . . . 10


                               ARTICLE THREE
                                 THE NOTES

      SECTION 301.     Generally. . . . . . . . . . . . . . . . . . . . 13
      SECTION 302.     Denominations. . . . . . . . . . . . . . . . . . 14
      SECTION 303.     Execution, Authentication and
                         Delivery and Dating. . . . . . . . . . . . . . 14
      SECTION 304.     Registration and Transfer. . . . . . . . . . . . 14
      SECTION 305.     Mutilated, Destroyed, Lost and Stolen
                         Notes. . . . . . . . . . . . . . . . . . . . . 15
      SECTION 306.     Payment of Principal and Interest;
                         Principal and Interest Rights
                         Preserved. . . . . . . . . . . . . . . . . . . 16
      SECTION 307.     Persons Deemed Owners. . . . . . . . . . . . . . 16
      SECTION 308.     Cancellation . . . . . . . . . . . . . . . . . . 17


                               ARTICLE FOUR

                        SATISFACTION AND DISCHARGE

      SECTION 401.     Satisfaction and Discharge of
                         Indenture. . . . . . . . . . . . . . . . . . . 17
      SECTION 402.     Defeasance Upon Deposit of Moneys or
                         U.S. Government Obligations. . . . . . . . . . 17
      SECTION 403.     Return of Unclaimed Amounts. . . . . . . . . . . 18
      SECTION 404.     Reinstatement. . . . . . . . . . . . . . . . . . 18





                                 ARTICLE V

                                 REMEDIES

      SECTION 501.     Acceleration of Maturity; Rescission
                         and Annulment. . . . . . . . . . . . . . . . . 19
      SECTION 502.     Collection of Indebtedness and Suits
                         for Enforcement by Holder. . . . . . . . . . . 19
      SECTION 503.     Designated Representative May File
                         Proofs of Claim. . . . . . . . . . . . . . . . 20
      SECTION 504.     Designated Representative May Enforce
                         Claims Without Possession of Notes . . . . . . 21
      SECTION 505.     Application of Money Collected . . . . . . . . . 21
      SECTION 506.     Limitation on Suits. . . . . . . . . . . . . . . 21
      SECTION 507.     Unconditional Right of Holders to
                         Receive Principal and Interest . . . . . . . . 22
      SECTION 508.     Restoration of Rights and Remedies . . . . . . . 22
      SECTION 509.     Rights and Remedies Cumulative . . . . . . . . . 22
      SECTION 510.     Delay or Omission Not Waiver . . . . . . . . . . 23
      SECTION 511.     Control by Holders . . . . . . . . . . . . . . . 23
      SECTION 512.     Waiver of Past Defaults. . . . . . . . . . . . . 23
      SECTION 513.     Undertaking for Costs. . . . . . . . . . . . . . 23
      SECTION 514.     Waiver of Stay or Extension Laws . . . . . . . . 24


                                ARTICLE SIX

                       THE DESIGNATED REPRESENTATIVE

      SECTION 601.     Certain Duties and Responsibilities. . . . . . . 24
      SECTION 602.     Certain Rights of Designated
                         Representative . . . . . . . . . . . . . . . . 25
      SECTION 603.     Not Responsible for Recitals or
                         Issuance of Notes. . . . . . . . . . . . . . . 26
      SECTION 604.     May Hold Notes . . . . . . . . . . . . . . . . . 26
      SECTION 605.     Resignation and Removal; Appointment
                         of Successor . . . . . . . . . . . . . . . . . 27
      SECTION 606.     Acceptance of Appointment by Successor . . . . . 28


                               ARTICLE SEVEN

                HOLDERS' LISTS AND OTHER REPORTS BY COMPANY

      SECTION 701.     Company to Furnish Designated
                         Representative Names and Addresses
                         of Holders . . . . . . . . . . . . . . . . . . 29
      SECTION 702.     Notice of Defaults . . . . . . . . . . . . . . . 29
      SECTION 703.     Preservation of Information. . . . . . . . . . . 29


                               ARTICLE EIGHT

               CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

      SECTION 801.     Company May Consolidate or Merge, or
                         Convey or Transfer Properties, Only
                         on Certain Terms . . . . . . . . . . . . . . . 30
      SECTION 802.     Successor Corporation Substituted. . . . . . . . 30





                               ARTICLE NINE

                          SUPPLEMENTAL INDENTURES

      SECTION 901.     Supplemental Indentures Without
                         Consent of Holders . . . . . . . . . . . . . . 31
      SECTION 902.     Supplemental Indentures with Consent
                         of Holders . . . . . . . . . . . . . . . . . . 31
      SECTION 903.     Execution of Supplemental Indentures . . . . . . 32
      SECTION 904.     Effect of Supplemental Indentures. . . . . . . . 32
      SECTION 905.     Reference in Notes to Supplemental
                         Indentures . . . . . . . . . . . . . . . . . . 33


                                ARTICLE TEN

                                 COVENANTS

      SECTION 1001.  Payment of Principal and Interest. . . . . . . . . 33
      SECTION 1002.  Maintenance of Office. . . . . . . . . . . . . . . 33
      SECTION 1003.  Money for Payments to be Held in Trust . . . . . . 33
      SECTION 1004.  Statement as to Compliance . . . . . . . . . . . . 34
      SECTION 1005.  Corporate Existence. . . . . . . . . . . . . . . . 34
      SECTION 1006.  Waiver of Certain Covenants. . . . . . . . . . . . 34


                              ARTICLE ELEVEN

                            REDEMPTION OF NOTES

      SECTION 1101.    Applicability of Article . . . . . . . . . . . . 34
      SECTION 1102.  Election to Redeem:  Notice to
                         Designated Representative. . . . . . . . . . . 34
      SECTION 1103.  Selection by the Company of Notes to
                         be Redeemed. . . . . . . . . . . . . . . . . . 35
      SECTION 1104.  Notice of Redemption . . . . . . . . . . . . . . . 35
      SECTION 1105.  Deposit of Redemption Price. . . . . . . . . . . . 36
      SECTION 1106.  Notes Payable on Redemption Date . . . . . . . . . 36
      SECTION 1107.  Notes Redeemed in Part . . . . . . . . . . . . . . 36


                              ARTICLE TWELVE

                     IMMUNITIES OF OFFICERS, DIRECTORS
                             AND STOCKHOLDERS

      SECTION 1201.  No Recourse. . . . . . . . . . . . . . . . . . . . 37

                                 INDENTURE


      THIS INDENTURE dated as of the 24th day of April, 1995, by and between LA-Z-BOY CHAIR COMPANY, a Michigan corporation having its principal office at 1284 North Telegraph Road, Monroe, Michigan 48161-3390 (the "Company"), and Rodney England, whose address is 402 Old Knoxville Highway, New Tazewell, Tennessee 37825, as designated representative (the "Designated Representative").

                           W I T N E S S E T H :

      WHEREAS, the Company, LZB Acquisition, Inc., a Michigan corporation and wholly owned subsidiary of the Company ("LZB Acquisition"), and England/Corsair, Inc., a Tennessee corporation ("E/C") have entered into an Amended and Restated Reorganization Agreement and an Amended and Restated Plan of Merger dated January 13, 1995 under which E/C will be merged with and into LZB Acquisition; and

      WHEREAS, the holders of E/C Class A and Class B Common Stock ("E/C Stock") will exchange their shares of E/C Stock for Merger Consideration; and

      WHEREAS, one component of the Merger Consideration is La-Z-Boy Chair Company 8% Unsecured Promissory Notes Due 1999; and

      WHEREAS, the Company has duly authorized and directed the issuance of notes as consideration in exchange for shares of stock of E/C, limited in aggregate principal amount, to mature on April 29, 1999 and to bear 8% simple interest, and to contain such other conditions and provisions as are hereinafter in this indenture provided or permitted; and

      WHEREAS, the Company and the Designated Representative duly authorized and directed the execution and delivery of this Indenture in order to provide for the payment of the principal of and interest on the Notes, and to establish and declare the terms and conditions upon which the Notes are to be issued, received and held.

      NOW, THEREFORE, in consideration of the premises and the exchange and acceptance of the Notes by the holders thereof, the Company and the Designated Representative hereby agree as follows:

                                ARTICLE ONE

                     DEFINITIONS AND OTHER PROVISIONS
                          OF GENERAL APPLICATION

      SECTION 101. Definitions. For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

           (1) the terms defined in this Article One have the meanings assigned to them in this Article One and include the plural as well as the singular;

           (2) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States of America at the date of such computation; and

           (3) all references in this instrument to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument as originally executed. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

      Certain terms, used principally in Article Six, are defined in that Article.

      "Act" when used with respect to any Holder of a Note has the meaning specified in Section 104.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Board of Directors" means either the Board of Directors of the Company or any duly authorized committee of that board.

      "Board Resolution" means a copy of a resolution certified by the Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Designated Representative.

      "Business Day" means each day which is neither a Saturday, Sunday or other day on which banking institutions in the Place of Payment are authorized or required by law or executive order to be closed.

      "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to Article Eight of this Indenture, and thereafter "Company" shall mean such successor corporation.

      "Company Request," "Company Order" and "Company Consent" mean, respectively, a written request, order or consent signed in the name of the Company by its President and its Secretary and delivered to the Designated Representative.

      "Event of Default" means with respect to any Note any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular Note or it is specifically deleted or modified in the supplemental indenture creating such Note or in the form of such Note:

           (1)   a Payment Default; or

           (2) default in the performance or breach, of any covenant or warranty of the Company in this Indenture in respect of the Notes (other than a covenant or warranty in respect of the Notes a default in the performance of which or the breach of which is specifically dealt with in Article Five), all of such covenants and warranties in the Indenture which are not expressly stated to be for the benefit of particular Notes being deemed in respect of all Notes for this purpose, and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Designated Representative or to the Company and the Designated Representative by the Holders of at least 50% in principal amount of the Outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

           (3) the entry of an order for relief against the Company under the Federal Bankruptcy Code by a court having jurisdiction in the premises or a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent under any other applicable Federal or State law, or the entry of a decree or order approving Federal or State law, or the entry of a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under the Federal Bankruptcy code or any other applicable Federal or State law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

           (4) the consent by the Company to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

           (5) any other Event of Default provided in a supplemental indenture or Board Resolution under which any Notes are issued or in the form of such Notes.

      "Holder" when used with respect to any Note means the Person in whose name a Note is registered in the Register.

      "Indenture" or "this Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto and shall include the terms of particular Notes established as contemplated by Section 301.

      "Maturity," when used with respect to any Note, means the date on which the principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity, by declaration of acceleration, or otherwise.

      "Note" or "Notes" means any note or notes authenticated and delivered from time to time under this Indenture.

      "Officers' Certificate" means a certificate signed by the President and by the Secretary of the Company, and delivered to the Designated
Representative.

      "Outstanding," when used with respect to the Notes, means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

           (i) such Notes theretofore cancelled by the Company or delivered to the Company for cancellation;

          (ii) such Notes for whose payment or redemption money in the necessary amount has been theretofore paid to the Holders of such Notes; and

         (iii) such Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture.

      "Paying Agent" means the Company or other Person appointed by the Company who is authorized by Section 1003 of this Indenture to pay the principal of or interest on any Notes.

      "Payment Date," when used with respect to any Note means the Stated Maturity of any installment of principal and interest on that Note.

      "Payment Default" means with respect to any Note a default in the payment of any principal or interest upon any Note when it becomes due and payable, and continuance of such default for a period of 30 days.

      "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "Place of Payment" means with respect to any Notes issued hereunder the city or political subdivision so designated with respect to the Notes in question in accordance with the provisions of Section 301.

      "Predecessor Notes" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note delivered under Section 306 in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the lost, destroyed or stolen Note.

      "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

      "Redemption Price" when used with respect to any Note to be redeemed means the price at which it is to be redeemed pursuant to this Indenture.

      "Register" shall have the meaning specified in Section 304.

      "Special Record Date" for the payment of any Defaulted Payment (as defined in Section 306) means a date fixed by the Company pursuant to
Section 306.

      "Stated Maturity" when used with respect to any Note or any installment of principal thereof or interest thereon means the date specified in such Note as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

      "Designated Representative" means the Person named as the Designated Representative in the first paragraph of this instrument until a successor Designated Representative shall have become such pursuant to Article Six of this Indenture, and thereafter "Designated Representative" shall mean and include each Person who is then a Designated Representative hereunder.

      "U.S. Government Obligations" means (1) direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged or (2) depositary receipts issued by a bank or trust company as custodian of U.S. Government Obligations or
(3) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

      SECTION 102. Compliance Certificates. Upon any application or request by the Company to the Designated Representative to take any action under any provision of this Indenture, the Company shall furnish to the Designated Representative an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate need be furnished.

      Every certificate with respect to compliance with a condition or covenant provided for in this Indenture shall include:

           (1) a statement that each individual signing such certificate has read such covenant or condition and the definitions herein relating thereto;

           (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements contained in such certificate or opinion are based;

           (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

      SECTION 103. Form of Documents Delivered to Designated Representative. In any case where several matters are required to be certified by any specified Person, it is not necessary that all such matters be certified by only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate may be based, insofar as it relates to factual matters, upon a certificate, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      SECTION 104. Acts of Holders of the Notes. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Notes may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders of the Notes in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Designated Representative, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders of Notes signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Designated Representative and the Company, if made in the manner provided in this Section 104.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Designated Representative deems sufficient.

      (c)  The ownership of Notes shall be proved by the Register.

      (d) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Notes Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Notes Outstanding shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

      (e) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the transfer thereof or in lieu thereof, in respect of anything done or suffered to be done by the Designated Representative or the Company in reliance thereon whether or not notation of such action is made upon such Note.

      SECTION 105. Notices to Designated Representative and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of a Holder of the Notes or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

           (1) the Designated Representative by any Holder of the Notes or by the Company shall be sufficient for every purpose hereunder if made, given, furnished, or filed in writing to or with the Designated Representative at his address specified in the first paragraph of this instrument or at any other address previously furnished in writing to such Holder.

           (2) the Company by the Designated Representative or by any Holder of Notes shall be sufficient for every purpose hereunder (except as provided in the definition of "Event of Default") if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Designated Representative by the Company.

      SECTION 106. Notices to Holders; Waiver. Where this Indenture or any Note provides for notice to Holders of the Notes of any event, such notice shall be sufficiently given (unless otherwise herein or in such Note expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder of Notes affected by such event, at his address as it appears in the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders of the Notes is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of the Notes shall affect the sufficiency of such notice with respect to other Holders of the Notes. Where this Indenture or any Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of the Notes shall be filed with the Designated Representative and the Company, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder of the Notes when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as shall be satisfactory to the Company shall be deemed to be a sufficient giving of such notice.

      SECTION 107. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      SECTION 108. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

      SECTION 109. Separability Clause. In case any provision in this Indenture or in any Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      SECTION 110. Benefits of Indenture. Nothing in this Indenture or in any Notes, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Paying Agent, and the Holders of the Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

      SECTION 111. Governing Law. This Indenture shall be construed in accordance with and governed by the laws of the State of Michigan.

      SECTION 112. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.


                                ARTICLE TWO

                              FORMS OF NOTES

      SECTION 201. Forms Generally. The Notes shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any of the Notes may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Notes.

      The Notes shall be printed, lithographed, typewritten, mimeographed, photocopied or engraved or produced by any combination of these methods in any manner as is determined by the officers executing such Notes, as evidenced by their execution of such Notes.

      SECTION 202.  Form of Notes.

      (a) Each Note will have a four year term and provide for four equal annual payments of principal and accrued interest and shall be substantially in the form that follows:

      "LA-Z-BOY CHAIR COMPANY 8% Unsecured Promissory Notes Due 1999"

$________________                 Date: ___________________

No. _____________                 At:  Monroe, Michigan

      LA-Z-BOY CHAIR COMPANY, a corporation organized and existing under the laws of Michigan and having offices at 1284 North Telegraph Road, Monroe, Michigan 48161-3390 (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to) promises to pay to ____________
_______________________________________________________________ of
___________________________________, or registered assigns, the principal sum of ______________________________ Dollars, payable in four annual principal installments, plus accrued interest at 8% simple interest per annum on the unpaid balance from the date first above written. The initial payment hereunder shall be due and payable on _________, 1996 and subsequent annual installments shall be payable on the same date in 1997, 1998 and 1999 until the principal hereof is paid or made available for payment. The principal and interest so payable, and punctually paid or duly provided for, on any Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or any Predecessor Note) is registered at the close of business on such Payment Date.

      Payment of the principal and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the City of Monroe, State of Michigan, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, provided that at the option of the Company payment of the principal of and any interest on this Note may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.

      This Note is one of a duly authorized issue of notes, or other evidence of indebtedness of the Company (herein called the "Notes") issued or to be issued under an indenture, dated as of ____________, 1995 (herein called the "Indenture"), between the Company and Mr. Rodney England (herein called the "Designated Representative" which term includes any successor designated representative under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Designated Representative and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

      Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

      Under the terms of the Indenture, the Company, at its option (a) will be Discharged from any and all obligations in respect of the Notes (except in each case for certain obligations to register the transfer of Notes, replace stolen, lost or mutilated Notes, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with certain restrictive covenants of the Indenture, in each case, if the Company deposits or sets aside, in trust, money, or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money, in an amount sufficient to pay all the principal of, and interest on, the Notes on the dates such payments are due in accordance with the terms of the Notes.

      If an Event of Default or a Payment Default with respect to Notes shall occur and be continuing, the principal amount of the Notes may be declared due and payable in the manner and subject to the conditions provided in the Indenture.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes to be affected under the Indenture at any time by the Company and the Designated Representative with the consent of the Holders of a majority in the aggregate in principal amount of the Notes then Outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Outstanding Notes, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of the Note and of any Note issued upon the registration of transfer hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

      Under the Indenture, any principal and interest that is not punctually paid or duly provided for by the Company will forthwith cease to be payable to the Holder on such Payment Date and will be paid to the Person in whose name this Note (or any Predecessor Note) is registered at the close of business on a Special Record Date for the payment of such Defaulted Payment to be fixed by the Company, notice thereof to be given to Holders of the Notes not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture.

      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.


      The Notes are issuable only in registered form without coupons in any denomination.

      As provided in the Indenture and subject to certain exceptions therein set forth, this Note is not transferrable other than upon the death of a Holder by will or the applicable laws of descent and distribution.

      No service charge shall be made for any such registration of a permitted transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Company, the Designated Representative and any agent of the Company or the Designated Representative may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Designated Representative nor any such agent shall be affected by notice to the contrary.

      No recourse shall be had for the payment of the principal of or the interest on this Note, or for any claim based hereon or otherwise in respect hereof or of said Indenture, against any incorporator, or against any past, present or future stockholder, director or officer, as such, of the Company or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, whether for amounts unpaid on stock subscriptions or by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise howsoever; all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released by every Holder hereof, as more fully provided in said Indenture.

      The Notes may be redeemed, at any time and from time to time, in whole or in part, at the election of the Company, upon payment of the Redemption Price which shall consist of 100% of the unpaid principal amount of the Notes so redeemed plus interest accrued on the Notes so redeemed to the date fixed for redemption of such principal amount of the Note.

      The Notes are not secured.

      The Notes may be for various principal sums, will mature on the same date, will bear 8% simple interest payable annually and will otherwise be identical under the terms of the Indenture.

      The Notes have been registered under the Securities Act of 1933, as amended. The Notes may only be acquired and held by the Holder, or transferred to other Persons upon the death of the Holder by will or the applicable laws of descent and distribution. All transfers and exchanges of the Notes may be made only in accordance with applicable Federal and state laws.

      Unless this Note has been executed by the Company by manual or facsimile signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be signed by its duly authorized officers.

Dated:                            LA-Z-BOY CHAIR COMPANY


Attest:                           By ________________________________

                                       Its __________________________
_______________________"


                               ARTICLE THREE

                                 THE NOTES

      SECTION 301. Generally. The aggregate principal amount of the Notes that may be delivered and Outstanding at any time under this Indenture may not exceed $10,000,000.

      All Notes that are authenticated, delivered and Outstanding under this Indenture shall in all respects be equally and ratably entitled to the rights and benefits of this Indenture without preference, priority or distinction on account of the actual time of the delivery or Stated Maturity of any of the Notes.

      Each Note shall be created either by or pursuant to this Indenture, a Board Resolution or by an indenture supplemental hereto. Each Note may bear such date(s), be payable at such place(s), have such Stated Maturity, be
issuable at their face value, bear 8% simple interest, from     April 29    ,
1995, payable annually in four equal installments and at such place(s) to the Holders of the Notes registered as such, and may be redeemable or repayable at such Redemption Price(s) or Repayment Price(s) as the case may be, whether at the option of the Holder or otherwise, and upon such terms, all as shall be provided for in or pursuant to this Indenture or the Board Resolution or supplemental indenture creating the same.

      SECTION 302. Denominations. The Notes shall be issuable in such denominations and currency as shall be provided in the provisions of this Indenture or in the Board Resolution creating such Notes.

      SECTION 303. Execution, Authentication and Delivery and Dating. The Notes shall be executed on behalf of the Company by its President under its corporate seal reproduced thereon and attested by its Secretary. The signature of any of these officers on the Notes may be manual or facsimile.

      Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

      All Notes shall be dated the date of their execution by the Company.

      No Note shall be entitled to any lien, right or benefit under this Indenture or be valid or obligatory for any purpose unless it has been executed by the Company by manual or facsimile signature.

      SECTION 304. Registration and Transfer. The Company shall keep or cause to be kept a register or registers (herein sometimes referred to as the "Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Notes, and for permitted transfers of the Notes. Any such Register shall be in written form or in any form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register shall be available for inspection by the Holders or the Designated Representative at the offices of the Company.

      Upon surrender for transfer of any Notes, as permitted, at the office of the Company, the Company shall execute and deliver, in the name of the designated transferee(s), one or more new Notes of a like aggregate principal amount and Stated Maturity.

      A Note may only be transferred to another Person or Persons upon the death of its Holder by will or the applicable laws of descent and distribution. The Notes may only be transferred in accordance with applicable Federal and state laws.

      All Notes issued upon any transfer shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer.

      Every Note presented or surrendered for transfer shall if so required by the Company be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company duly executed, by the Holder thereof or his attorney duly authorized in writing.

      Unless otherwise provided in the Notes to be transferred, no service charge shall be made for any transfer of Notes, but the Company may (unless otherwise provided in such Notes) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer of Notes.

      SECTION 305. Mutilated, Destroyed, Lost and Stolen Notes. If (i) any mutilated Note is surrendered to the Company and the Company receives evidence to its satisfaction of the destruction, loss or theft of any Note, and
(ii) there is delivered to the Company such security or indemnity as may be required by it to save it harmless, then, the Company shall execute and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, series, stated maturity and principal amount, bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Note, pay such Note.

      Upon the issuance of any new Note under this Section 305, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith.

      Every new Note issued pursuant to this Section 305 in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

      The provisions of this Section 305 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

      SECTION 306. Payment of Principal and Interest; Principal and Interest Rights Preserved. Principal and interest on any Note which is payable, and is punctually paid or duly provided for, on any Payment Date shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on such Payment Date.

      Unless otherwise provided with respect to the Notes, at the option of the Company payment of principal and interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Register.

      Any principal and interest on any Note which is payable, but is not punctually paid or duly provided for, on any Payment Date (herein called "Defaulted Payment") shall forthwith cease to be payable to the registered Holder on the relevant Payment Date by virtue of his having been such Holder; and, except as hereinafter provided, such Defaulted Payment may be paid by the Company to the Persons in whose names any such Notes (or their respective Predecessor Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Payment, which shall be fixed in the following manner. The Company shall make arrangements satisfactory to each Holder for the deposit of the amount of such Defaulted Payment prior to the date of the proposed payment, to be held in trust for the benefit of the Persons entitled to such Defaulted Payment as herein provided. Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Payment which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment. The Company shall cause notice of the proposed payment of such Defaulted Payment and the Special Record Date therefor to be mailed, first-class postage prepaid, to the Holder of each such Note at his address as it appears in the Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Payment and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Payment shall be paid to the Persons in whose names such Notes (or their respective Predecessor Notes) are registered on such Special Record Date.

      Subject to the foregoing provisions of this Section 306, each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note shall carry the rights to principal and interest accrued and unpaid, and to accrue, which were carried by such other Note.

      SECTION 307. Persons Deemed Owners. The Company, the Designated Representative and any agent of the Company or the Designated Representative may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payment of principal of, and (subject to Section 306) interest on, such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Designated Representative nor any agent of the Company or the Designated Representative shall be affected by notice to the contrary.

      SECTION 308. Cancellation. All Notes surrendered for payment, transfer, or exchange shall, if surrendered to any Person other than the Company, be delivered to the Company and shall be promptly cancelled by it.


                               ARTICLE FOUR

                        SATISFACTION AND DISCHARGE

      SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall cease to be of further effect with respect to any Notes (except as to any surviving rights of conversion or transfer of Notes expressly provided for herein or in the form of such Notes), and the Designated Representative, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

           (1) all Notes theretofore delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 304 and (ii) Notes for which payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Company for cancellation;

           (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Notes; and

           (3) the Company has delivered to the Designated Representative an Officers' Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes have been complied with.

      SECTION 402. Defeasance Upon Deposit of Moneys or U.S. Government Obligations. At the Company's option indicated by notice to the Designated Representative, either (a) the Company shall be deemed to have been "Discharged" (as defined below) from its obligations with respect to the Notes on the ninety-first day after the applicable conditions set forth below have been satisfied or (b) the Company shall cease to be under any obligation to comply with any term, provision or condition set forth in Section 801 and
Section 1005 with respect to any Notes at any time after the applicable conditions set forth below have been satisfied:

           (1) the Company shall have deposited or caused to be deposited irrevocably funds, in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Notes (A) money in an amount, or (B) U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination of (A) and (B), sufficient, in the opinion of the Company, to pay and discharge each installment of principal of, and interest on, the Outstanding Notes on the dates such installments of interest or principal are due; and

           (2) no Event of Default or event (including such deposit) which with notice or lapse of time would become an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit.

      "Discharged" means, for purposes of this Section 402 that the Company shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Notes and to have satisfied all the obligations under this Indenture relating to the Notes, the Designated Representative, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Notes to receive, from the trust fund described in clause (1) above, payments of the principal of and the interest on such Notes when such payments are due; (B) the Company's obligations with respect to such Notes under Section 304, Section 305, Section 507; and (C) the rights, powers, duties and immunities of the Designated Representative hereunder.

      SECTION 403. Return of Unclaimed Amounts. Any amounts deposited in trust for payment of the principal of, or interest, if any, on the Notes and not applied but remaining unclaimed by the Holders of such Notes for two years after the date upon which the principal of, or interest, if any, on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company on demand; and the Holder of any of such Notes shall thereafter look only to the Company for any prepayment which such holder may be entitled to collect.

      SECTION 404. Reinstatement. If any money or U.S. Government Obligations is unable to be applied in accordance with Section 402 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 402 until such time as is permitted to apply all such money or U.S. Government Obligations in accordance with Section 403.

                                 ARTICLE V

                                 REMEDIES

      SECTION 501.     Acceleration of Maturity; Rescission and Annulment.
If an Event of Default (other than a Payment Default) occurs and is continuing, then and in each and every such case, unless the principal of all the Notes shall have already become due and payable, the Holders of not less than 50% in aggregate principal amount of the Notes then Outstanding hereunder and the Designated Representative, by notice in writing to the Company may declare the unpaid principal amount of all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this Indenture or in the Notes contained to the contrary notwithstanding.

      At any time after such a declaration of acceleration has been made with respect to the Notes and before a judgment or decree for payment of the money due has been obtained by the Designated Representative or the Holders as provided in this Article Five, Holders of a majority in principal amount of the Notes Outstanding, by written notice to the Company and the Designated Representative, may rescind and annul such declaration and its consequences if


           (1) the Company has paid or deposited for the benefit of the Holders a sum sufficient to pay

                 (A) all overdue installments of principal and interest on the Notes;

                 (B) the principal of any Notes, which have become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of the Notes, to the extent that payment of such interest is lawful; and

                 (C) interest upon overdue installments of interest at the rate(s) prescribed therefor by the terms of the Notes, to the extent that payment of such interest is lawful; and

           (2) all Events of Default with respect to such Notes, other than the nonpayment of the principal of the Notes which have become due solely by such acceleration, have been cured or waived as provided in
      Section 512.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

      SECTION 502. Collection of Indebtedness and Suits for Enforcement by Holder. The Company covenants that if any Payment Default continues for any period of grace provided with respect to the Notes, the Company will, upon demand of any Holder, pay to such Holder, the whole amount then due and payable on any such Note for principal and interest, with interest, to the extent that payment of such interest shall be legally enforceable, upon the overdue principal and upon overdue installments of interest, at such rate(s) as may be prescribed therefor by the terms of any such Note; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection.

      If the Company fails to pay such amounts forthwith upon such demand, the Holder may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the money adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Notes, wherever situated.

      SECTION 503. Designated Representative May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the property of the Company or of such other obligor or their creditors, the Designated Representative (irrespective of whether the principal of or interest on the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Designated Representative shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise,

           (i) to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Designated Representative (including any claim for the reasonable compensation, expenses, disbursements and advances of the Designated Representative, its agents and counsel) and of the Holders of the Notes allowed in such judicial proceeding, and

          (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each of the Holders of the Notes to make such payments directly to the Holders of the Notes, to pay to the Designated Representative any amount due to it for the reasonable compensation expenses, disbursements and advances of the Designated Representative, its agents and counsel.

      Nothing herein contained shall be deemed to authorize the Designated Representative to authorize or consent to or accept or adopt on behalf of any Holders of the Notes any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Designated Representative to vote in respect of the claim of any Holders of the Notes in any such proceeding.

      SECTION 504. Designated Representative May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Designated Representative without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Designated Representative shall be brought in its own name as Designated Representative, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Designated Representative, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

      SECTION 505. Application of Money Collected. Any money collected by the Designated Representative with respect to the Notes pursuant to
Section 501 or Section 503 shall be applied in the following order, at the date or dates fixed by the Designated Representative and, in case of the distribution of such money on account of principal or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

           First: To the payment of the amounts then due and unpaid upon the Notes for principal and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively.

           Second: To the payment of the balance, if any, to the Person or Persons entitled thereto (including the Designated Representative).

      SECTION 506. Limitation on Suits. Except as otherwise expressly provided in Section 507, no Holder of any Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

           (1) such Holder has previously given written notice to the Company of a continuing Payment Default with respect to the Notes; or

           (2) the Holders of not less than 50% in principal amount of the Outstanding Notes shall have made written request to the Designated Representative to institute proceedings in respect of such Event of Default in its own name as Designated Representative hereunder;

           (3) such Holder(s) have offered to the Designated Representative reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

           (4) the Designated Representative for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

           (5) no discretion inconsistent with such written request has been given to the Designated Representative during such 60-day period by the Holders of a majority in principal amount of the Outstanding Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and proportionate benefit of all the Holders of all Notes.

      SECTION 507. Unconditional Right of Holders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 307) interest on such Note on the respective Stated Maturity expressed in such Note and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

      SECTION 508. Restoration of Rights and Remedies. If the Designated Representative or a Holder of any Notes has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Company, the Designated Representative and the Holders of the Notes shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Designated Representative and the Holders of the Notes shall continue as though no such proceeding had been instituted.

      SECTION 509. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Designated Representative or to the Holders of the Notes is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      SECTION 510. Delay or Omission Not Waiver. No delay or omission of the Designated Representative or of any Holder of any Note to exercise any right or remedy accruing upon any Payment Default or Event of Default shall impair any such right or remedy or constitute a waiver of any such Payment Default or Event of Default or an acquiescence therein. Every right and remedy given by this Article Five or to the Designated Representative or to the Holder of any Notes may be exercised from time to time, and as often as may be deemed expedient, by the Designated Representative or by the Holder of any Notes, as the case may be.

      SECTION 511. Control by Holders. The Holders of a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Designated Representative or exercising any trust or power conferred on the Designated Representative with respect to the Notes provided that

           (1) such direction shall not be in conflict with any rule of law or with this Indenture and could not involve the Designated
      Representative in personal liability, and

           (2) the Designated Representative may take any other action deemed proper by the Designated Representative which is not inconsistent with such direction.

      SECTION 512. Waiver of Past Defaults. The Holders of not less than a majority in principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any past default hereunder with respect to the Notes and its consequences, except a Payment Default or a default not theretofore cured in respect of a covenant or provision hereof which cannot be modified or amended without the consent of all of the Holders of each of the Outstanding Notes.

      Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

      SECTION 513. Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Designated Representative for any action taken or omitted by it as Designated Representative, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

      SECTION 514. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Designated Representative, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                ARTICLE SIX

                       THE DESIGNATED REPRESENTATIVE

      SECTION 601. Certain Duties and Responsibilities. (a) Except during the continuance of an Event of Default with respect to any Notes,

           (1) the Designated Representative undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes, and no implied covenants or obligations shall be read into this Indenture against the Designated Representative; and

           (2) in the absence of bad faith on its part, the Designated Representative may, with respect to the Notes, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Designated Representative and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Designated Representative, the Designated Representative shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

      (b) In case an Event of Default with respect to any Notes has occurred and is continuing, the Designated Representative shall exercise with respect to the Notes such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

      (c) No provision of this Indenture shall be construed to relieve the Designated Representative from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that

           (1) this Subsection 601(c) shall not be construed to limit the effect of Subsection (a) of this Section 601;

           (2) the Designated Representative shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Designated Representative was grossly negligent in ascertaining the pertinent facts;

           (3) the Designated Representative shall not liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Notes relating to the time, method and place of conducting any proceeding for any remedy available to the Designated Representative, or exercising any trust or power conferred upon the Designated Representative, under this Indenture with respect to the Notes; and

           (4) no provision of this Indenture shall require the Designated Representative to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

      (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Designated Representative shall be subject to the provisions of this Section 601.

      SECTION 602. Certain Rights of Designated Representative. Except as otherwise provided in Section 601:

           (a) the Designated Representative may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

           (c) whenever in the administration of this Indenture the Designated Representative shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Designated Representative (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

           (d) the Designated Representative may consult with counsel and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

           (e) the Designated Representative shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Notes pursuant to this Indenture, unless such Holders shall have offered to the Designated Representative reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

           (f) the Designated Representative shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Designated Representative, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Designated Representative shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

           (g) the Designated Representative may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Designated Representative shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

      SECTION 603. Not Responsible for Recitals or Issuance of Notes. The recitals contained herein and in the Notes, except the certificates of authentication, shall be taken as the statements of the Company, and the Designated Representative assumes no responsibility for their correctness. The Designated Representative makes no representations as to the validity or sufficiency of this Indenture or of the Notes.

      SECTION 604. May Hold Notes. The Designated Representative, or any other agent of the Company, in his individual or any other capacity, may become the owner of Notes and may otherwise deal with the Company with the same rights it would have if it were not Designated Representative or such other agent.

      SECTION 605.  Resignation and Removal; Appointment of Successor.

      (a) No resignation or removal of a Designated Representative, and no appointment of a successor Designated Representative shall become effective until the acceptance of appointment by the successor Designated Representative under Section 606.

      (b) The Designated Representative may resign at any time by giving 180 days' prior written notice thereof to the Company. If an instrument of acceptance by a successor Designated Representative shall not have been delivered to the Company within 210 days after the giving of such notice of resignation, the resigning Designated Representative may petition any court of competent jurisdiction for the appointment of a successor Designated Representative with respect to the Notes.

      (c) The Designated Representative may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Notes, delivered to the Designated Representative and to the Company.

      (d)  If any at time:

           (1) the Designated Representative shall become incapable of acting with respect to any of the Notes, or

           (2) the Designated Representative shall be adjudged a bankrupt or insolvent or a receiver of the Designated Representative or of its property shall be appointed or any public officer shall take charge or control of the Designated Representative or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Designated Representative, or (ii) subject to Section 513, any person who has been a bona fide Holder of a Note for at least
      6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Designated Representative and the appointment of a successor Designated Representative with respect to the Notes.

      (e) If the Designated Representative shall resign, be removed or become incapable of acting with respect to the Notes, or if a vacancy shall occur in the office of Designated Representative with respect to the Notes for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Designated Representative for the Notes. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor designated representative with respect to the Notes shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Designated Representative, the successor Designated Representative so appointed shall, forthwith upon its acceptance of such appointment, become the successor Designated Representative and supersede the successor Designated Representative appointed by the Company. If no successor Designated Representative shall have been so appointed by the Company or the Holders of the Notes and accepted appointment in the manner hereinafter provided, any person who has been a bona fide Holder of a Note for at least 6 months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Designated Representative with respect to the Notes.

      (f) The Company shall give notice of each resignation and each removal of the Designated Representative with respect to any of the Notes and each appointment of a successor Designated Representative with respect to any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Notes as their names and addresses appear in the Register. Each notice shall include the name of the successor Designated Representative and the address of its principal corporate trust office.

      SECTION 606. Acceptance of Appointment by Successor. Every successor Designated Representative appointed hereunder shall execute, acknowledge and deliver to the Company and to any predecessor Designated Representative an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Designated Representative shall become effective with respect to the Notes and such successor Designated Representative, without any further act, deed or conveyance, shall become vested with all the rights, powers and duties of the predecessor Designated Representative with respect to the Notes; but on the request of the Company or the successor Designated Representative, such predecessor Designated Representative shall, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Designated Representative all the rights and powers of the predecessor Designated Representative, and shall duly assign, transfer and deliver to such successor Designated Representative all property and money, if any, held by such predecessor Designated Representative hereunder with respect to the Notes. Upon request of any such successor Designated Representative, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Designated Representative all such rights and powers.

      Designated Representative shall have the power, with the prior written consent of the Company, to appoint other Persons, in such number as the Designated Representative and the Company shall agree, to act as co-Designated Representatives with the Designated Representative in the administration of this Indenture hereunder. Every co-Designated Representative appointed hereunder shall execute, acknowledge and deliver to the Company and to the existing Designated Representative an instrument accepting such appointment, and thereupon the appointment of such co-Designated Representative shall become effective with respect to the Notes, without any further act, deed or conveyance, and such co-Designated Representative shall become vested with all the rights, powers and duties of a Designated Representative with respect to the Notes. Upon request of any co-Designated Representative, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such co-Designated Representative all such rights and powers.

      No successor Designated Representative or co-Designated Representative shall accept its appointment unless at the time of such acceptance such successor Designated Representative or co-Designated Representative shall be qualified and eligible with respect to the Notes under this Article Six.


                               ARTICLE SEVEN

                HOLDERS' LISTS AND OTHER REPORTS BY COMPANY

      SECTION 701. Company to Furnish Designated Representative Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Designated Representative, on the first day of the fiscal year, a list indicating the names and addresses of all of the Holders of the Notes as of the date of the list, the aggregate amount of the Notes Outstanding as of such date, and the amount of each Note Outstanding as of such date. If, and so long as, the Company acts as its own Paying Agent, the list to be furnished by the Company to the Designated Representative pursuant to this Section 701 shall indicate (i) whether there has been any default in the payment of any sums due and payable under any of the Notes Outstanding, (ii) if there has been such a default, the date of such default, (iii) if there has been such a default, whether such default has been cured, and (iv) if such a default has been cured, the date of such cure.

      SECTION 702. Notice of Defaults. Within 90 days after the occurrence of any default hereunder with respect to the Notes, the Company shall transmit by mail to the Designated Representative and to all Holders of the Notes as their names and addresses appear in the Register, notice of such default hereunder, unless such default shall have been cured or waived. For the purpose of this Section 702, the term "default," with respect to the Notes, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Notes.

      SECTION 703.  Preservation of Information.  The Designated
Representative shall preserve, in as current a form as is reasonably practicable, all information contained in the most recent lists furnished to the Designated Representative as provided in Section 701. The Designated Representative may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

                               ARTICLE EIGHT

               CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

      SECTION 801. Company May Consolidate or Merge, or Convey or Transfer Properties, Only on Certain Terms. The Company shall not consolidate with or merge into any other corporation or convey or transfer or lease its properties and assets substantially as an entirety to any Person, unless:

           (1) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer or lease the properties and assets of the Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Designated Representative, in the form satisfactory to the Designated Representative, the due and punctual payment of the principal of and interest on all the Notes and the performance of every covenant of this Indenture on the part of the Company to be performed or observed;

           (2) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

           (3) the Company has delivered to the Designated Representative an Officers' Certificate stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with this Article Eight and that all conditions precedent herein provided for relating to such transaction have been complied with.

      SECTION 802. Successor Corporation Substituted. Upon any consolidation or merger, or any conveyance or transfer of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor corporation formed by such consolidation or into which the Company is merged or to which such conveyance or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein. In the event of any such conveyance or transfer, the Company as the predecessor corporation may be dissolved, wound up or liquidated at any time thereafter.


                               ARTICLE NINE

                          SUPPLEMENTAL INDENTURES

      SECTION 901. Supplemental Indentures Without Consent of Holders. Without the consent of the Holders of any Notes, the Company, when authorized by a Board Resolution, and the Designated Representative, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Designated Representative, for any of the following purposes:
           (1) to evidence the succession of another corporation to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Notes contained; or

           (2) to add to the covenants of the Company, or to surrender any right or power herein conferred upon the Company, for the benefit of the Holders of the Notes; or

           (3) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or

           (4) to establish any form of Note, as provided in Article Two and to set forth the terms hereof, and/or to add to the rights of the Holders of the Notes; or

           (5) to evidence and provide for the acceptance of appointment by another Person or corporation as a successor Designated Representative or a co-Designated Representative hereunder with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture hereunder by more than one Designated Representative, pursuant to Section 606; or

           (6) to add any additional Events of Default in respect of the Notes; or

           (7) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any Notes pursuant to this Indenture.

      No supplemental indenture for the purposes identified in Clauses (2),
(3), (4), (6) or (7) above may be entered into if to do so would adversely affect the interest of the Holders of Notes.

      SECTION 902. Supplemental Indentures with Consent of Holders. With the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected by such supplemental indenture or indentures, by Act of said Holders delivered to the Company and the Designated Representative, the Company, when authorized by a Board Resolution, and the Designated Representative may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby,

           (1) change the Maturity of the principal of or any installment of interest on, any Note, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any Place of Payment where, or the coin or currency in which, any Note or any interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof; or

           (2) reduce the percentage in principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture; or

           (3) modify any of the provisions of this Section or Section 512, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

      It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture, but is shall be sufficient if such Act shall approve the substance thereof.

      SECTION 903. Execution of Supplemental Indentures. In executing any supplemental indenture permitted by this Article Nine or the modifications thereby created by this Indenture, the Designated Representative shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon an Officers' Certificate stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Designated Representative may, but shall not be obligated to, enter into any such supplemental indenture which affects the Designated Representative's own rights, duties or immunities under this Indenture or otherwise.

      SECTION 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article Nine, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.

      SECTION 905. Reference in Notes to Supplemental Indentures. Notes delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Designated Representative, bear a notation in form approved by the Designated Representative as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Designated Representative and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Designated Representative in exchange for Outstanding Notes.



                                ARTICLE TEN

                                 COVENANTS

      SECTION 1001. Payment of Principal and Interest. With respect to each Note, the Company will duly and punctually pay the principal of and interest on such Note in accordance with its terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, such Note.

      SECTION 1002. Maintenance of Office. The Company will maintain an office where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Designated Representative and the Holders of the location, and of the change in the location, of such office.

      SECTION 1003. Money for Payments to be Held in Trust. The Company shall act as its own Paying Agent for the Notes and will, on or before each due date of the principal of or interest on, any of the Notes, segregate and hold in trust for the benefit of the persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such persons or otherwise disposed of as herein provided, and will promptly notify the Designated Representative of its action or failure so to act.

      Any money held by the Company in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, all liability of the Company as trustee thereof, shall thereupon cease.

      SECTION 1004. Statement as to Compliance. The Company will deliver to the Designated Representative, within 120 days after the end of each fiscal year, a written statement signed by the President and by the Secretary of the Company, stating, as to each signer thereof, that

           (1) a review of the activities of the Company during such year and of performance under this Indenture and under the terms of the Notes has been made under his supervision; and

           (2) to the best of his knowledge, based on such review, the Company has fulfilled all its obligations under this Indenture throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to him and the nature and status thereof.

      SECTION 1005. Corporate Existence. Subject to Article Eight the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.

      SECTION 1006. Waiver of Certain Covenants. The Company may omit in respect of any of the Notes, in any particular instance, to comply with any covenant or condition set forth in this Indenture, if before or after the time for such compliance the Holders of at least a majority in principal amount of the Notes at the time Outstanding shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Designated Representative in respect of any such covenant or condition shall remain in full force and effect.


                              ARTICLE ELEVEN

                            REDEMPTION OF NOTES

      SECTION 1101. Applicability of Article. The Company reserves the right to redeem and pay before Stated Maturity all or any of the Notes Outstanding either by optional redemption or otherwise, by provision therefor in the form of Note established and approved pursuant to Article Two and on such terms as are specified in such form, this Indenture or in any indenture supplemental hereto with respect to the Notes to be redeemed as provided in
Section 301. Redemption of any Notes shall be made in accordance with the terms of such Notes and, to the extent that this Article Eleven does not conflict with such terms, the succeeding Sections of this Article.

      SECTION 1102. Election to Redeem: Notice to Designated Representative. The election of the Company to redeem any Notes redeemable at the election of the Company shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all of the Notes, the Company shall notify the Designated Representative and the Holders of the Redemption Date fixed by the Company and of the principal amount of the Notes to be redeemed.

      In the case of any redemption of Notes (i) prior to the expiration of any restriction on such redemption provided in the terms of such Notes or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Notes, the Company shall furnish the Designated Representative with an Officers' Certifi-cate evidencing compliance with such restriction or condition.

      SECTION 1103. Selection by the Company of Notes to be Redeemed. If less than all of Notes Outstanding are to be redeemed, the particular Notes to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Company, from the Outstanding Notes not previously called for redemption, by such method as the Company shall deem fair and appropriate. Unless otherwise provided in the terms of a particular Note, the portions of the principal of the Notes so selected for partial redemption shall be equal to the minimum authorized denomination of the Notes, or an integral multiple thereof, and the principal amount which remains outstanding shall not be less than the minimum authorized denomination for the Notes.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed on in part, to the portion of the principal of such Note which has been or is to be redeemed.

      SECTION 1104. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at his address appearing in the Register.

      All notices of redemption shall state:

           (1)   the Redemption Date;

           (2)   the Redemption Price;

           (3) if less than all Notes Outstanding are to be redeemed, the identification (and, in the case of partial redemption, the respective principal amounts) of the Notes to be redeemed, from the Holder to whom the notice is given; and

           (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Note and that interest, if any, thereon shall cease to accrue from and after said date.

      All notices of redemption shall also either state the place where such Notes are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company in the Place of Payment, or include payment of the Redemption Price and instructions regarding the surrender of the Notes to be redeemed.

      Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Designated Representative in the name and at the expense of the Company.

      SECTION 1105. Deposit of Redemption Price. Prior to any Redemption Date, the Company shall segregate and hold in trust as provided in
Section 1003, an amount of money sufficient to pay the Redemption Price of all the Notes which are to be redeemed on that date, together with any interest accrued thereon.

      SECTION 1106. Notes Payable on Redemption Date. Notice of Redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Notes shall cease to bear interest. Upon surrender of such Notes for redemption in accordance with the notice, such Notes shall be paid by the Company at the Redemption Price. Installments of interest the Stated Maturity of which is on or prior to the Redemption Date shall be payable to the Holders of such Notes registered as such on the relevant Payment Date according to their terms and the provisions of
Section 307.

      If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Note or as otherwise provided in such Note.

      SECTION 1107. Notes Redeemed in Part. Any Note which is to be redeemed only in part shall be surrendered at the office of the Company with, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute if the Company so requires, and the Designated Representative shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes with the same Stated Maturity, of any authorized denomination as requested by such Holder in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered.


                              ARTICLE TWELVE

                     IMMUNITIES OF OFFICERS, DIRECTORS
                             AND STOCKHOLDERS

      SECTION 1201. No Recourse. No recourse under or upon any obligation, covenant or agreement contained in this Indenture or any supplemental indenture, or in any Note hereby secured, or because of the creation of any indebtedness hereby secured, shall be had against any incorporator, or against any past, present or future stockholder, officer or director of the Company, or of any predecessor or successor corporation, either directly or through the Company or any such predecessor or successor corporation, by the enforcement of any assessment or penalty, or for the recovery of amounts unpaid on stock subscriptions, or by any legal or equitable proceeding by virtue of any constitution, statute or law or otherwise; it being expressly agreed and understood that this Indenture or any supplemental indentures and the obligations hereby or thereby secured, are solely corporate obligations and that no personal liability whatever, under any circumstances or conditions, shall attach to or be incurred by the incorporators, stockholders, officers or directors of the Company or of any predecessor or successor corporation, or any of them, because of the incurring of the indebtedness hereby authorized, or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or any supplemental indenture or in any of the Notes hereby or thereby secured, or implied therefrom; and that any and all personal liability of every name and nature, and any and all rights and claims against every such incorporator, stockholder, officer or director, whether arising at common law or in equity, or crated by statute or constitution, are hereby expressly released and waived by the Designated Representative and by each of the Holders of the Notes, as a condition of, and as part of the consideration for, the execution of this Indenture and the issue of the Notes secured hereby.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                  LA-Z-BOY CHAIR COMPANY


                                  By /s/ C.T. Knabusch
Attest:
                                  Its Chairman of the Board
                                      and President

/s/ Gene M. Hardy

Secretary                         RODNEY ENGLAND,
                                  as Designated Representative


                                  /s/ Rodney England
Attest:


/s/ Dennis Valkanoff

Title


STATE OF Michigan)
                       : ss
COUNTY OF Monroe )

      On this  19   day of     April    , 1995 , before me personally appeared
Charles T. Knabusch, to me personally known, who being by me duly sworn, did depose and say that he is the Chairman and President of LA-Z-BOY Chair Company, the corporation described in and which executed the foregoing instrument, that the seal affixed to said instrument is the corporate seal of that corporation, that it was so affixed by authority of the Board of Directors of that corporation; and that he signed his name by like authority, and acknowledged that instrument to be the free act and deed of the corporation.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my seal in the County and State aforesaid, the day and year first above written.


                                  /s/ Diane Doncouse
                                  Name
                                  Notary Public
                                    Monroe  County, Michigan
                                  My commission expires: 2-11-99



STATE OF Tennessee  )
                       : ss
COUNTY OF Clairborne)

      The foregoing instrument was acknowledged before me this 20th day of April, 1995 by Rodney D. England.

      IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my seal in the County and State aforesaid, the day and year first above written.


                                  /s/ Carolyn Ann Ferguson
                                  Name
                                  Notary Public
                                  Clairborne County, Tennessee
                                  My commission expires: 5-11-96